BY-LAWS

OF

DILLARD DEPARTMENT STORES, INC.

AMENDED AS OF

MARCH 2, 2002

BOARD MEETING

                                                      BY-LAWS

                                                        OF

                                          DILLARD DEPARTMENT STORES, INC.

ARTICLE I

                                                      OFFICES

Section 1.        The registered office shall be in the City of Wilmington, County of New Castle, State of
Delaware.

Section 2.        The Corporation may also have offices at such other places both within and without the State of
Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

                                             MEETINGS OF STOCKHOLDERS

Section 1.        All meetings of the stockholders for the election of Directors shall be held in the City of
Little Rock, State of Arkansas, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the
Board of Directors and stated in the notice of the meeting.  Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.        Annual meetings of stockholders shall be held on the third Saturday in May if not a legal holiday, and if a legal holiday, then on the next secular day following at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect by written ballot a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3.        Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than fifty (50) days before the date of the meeting.

Section 4.        The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the City where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5.        Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board, the President, or the Secretary at the request in writing of a majority of the Board of Directors.  Such request shall state the purpose or purposes for the proposed meeting.

Section 6.        Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the special meeting is called, shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 7.        Notice to Stockholder Business.

         (a)  Annual Meetings of Stockholders. (1) The proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation's notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the
Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this
Section 7 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 7.

                  (2)  For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 7, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business must constitute a proper matter for stockholder action.  To be timely, a stockholder's notice shall be delivered to the
         Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation).  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.  Such stockholder's notice shall set forth:  (A) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the
         Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal and/or (y) otherwise to solicit proxies from stockholders in support of such proposal.  The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

         (b)  Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

         (c)  General.  (1) Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7.  Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (i) to determine whether any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 7 (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's proposal in compliance with such stockholder's representation as required by clause (a)(2)(B)(iv) of this Section 7) and (ii) if any proposed business was not made or proposed in compliance with this Section 7, to declare that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 7, if the stockholder (or a qualified representative of the stockholder)
does not appear at the annual or special meeting of stockholders of the Corporation to present such proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

                  (2)  For purposes of this Section 7, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
         Section 13, 14 or 15(d) of the Exchange Act.

                  (3)  Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7.  Nothing in this Section 7 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of
         Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of
         Incorporation.

Section 8.        The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9.        When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provisions of the statutes, the Certificate of
Incorporation, or these By-Laws, a different vote is required or permitted, in which case such express provision shall govern and control the decision of such question.

Section 10.       Unless otherwise provided in the Certificate of Incorporation with respect to the election of
Directors, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the Capital Stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 11.       The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The
Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.
If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law shall, appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.  Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

ARTICLE III

                                                     DIRECTORS

Section 1.        The number of Directors which shall constitute the whole Board shall be not less than nine and not more than twenty-one, as may be determined from time to time by the Board of Directors.  The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each
Director elected shall hold office until his successor is elected and qualified.  Directors need not be stockholders.

Section 2.        If, at the time of the annual meeting, the Certificate of Incorporation shall provide for the election of Directors by a particular class of the Capital Stock of the Corporation, then persons shall be placed in nomination for election as Directors to represent such class of Capital Stock.  If, at such time, the
Certificate of Incorporation does not provide for election by a particular class, then persons shall be placed in nomination for election by the Capital Stock of the Corporation entitled to vote for Directors.  If persons have been nominated for election as Directors for a particular class of the Capital Stock of the Corporation, a plurality of the shares of the respective class cast in the election shall elect the Directors for such class.
If persons have not been nominated for election as Directors for a particular class of the Capital Stock of the
Corporation, then a plurality of the shares of Capital Stock in the election for Directors shall elect the
Directors.  Nominations to represent the Class `A' shareholders shall be of independent persons only.  For these purposes, `independent' shall mean a person who:

o        has not been employed by the Company or an affiliate in any executive capacity within the last five years;

o        was not, and is not a member of a corporation or firm that is one of the Company's paid advisers or consultants;

o        is not employed by a significant customer, supplier or provider of professional services;

o        has no personal services contract with the Company;

o        is not employed by a foundation or university that receives significant grants or endowments from the
                  Company;

o        is not a relative of the management of the Company;

o        is not a shareholder who has signed shareholder agreements legally binding him to vote with management;
                  and

o        is not the chairman of a company on which Dillard's, Inc. Chairman or Chief Executive Officer is also a board member.

Section 3.        Vacancies and newly created Directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.  If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.  If, at the time of filling any vacancy or any newly created Directorship, the Directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten per cent (10%) of the total number of the shares at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created Directorships, or to replace the Directors chosen by the Directors then in office.

Section 4.        At any special meeting of the stockholders, duly called as provided in these By-Laws, any
Director or Directors may be removed from office; provided, however, that no Director shall be removed for cause without the affirmative vote of the holders of four-fifths of the outstanding shares of the stock entitled to vote for the election of Directors; and provided, further, that no Director shall be removed without cause unless such removal is approved by the affirmative vote of the holders of a majority of the outstanding shares of the particular class that elected such Director in the first instance.

Section 5.        (a)  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in an action, suit or proceeding, whether civil, criminal, administrative or investigative
(hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the
Corporation or is or was serving at the request of the Corporation as a director or officer of another
Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemniteer's heirs, executors and administrators; provided, however, that, except as provided in paragraph (c)
                                                   --------  -------
hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding
(or part thereof) was authorized by the Board of Directors of the Corporation.

(b)      The right to indemnification conferred in paragraph (a) of this Section shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however,
                                                                                              --------  -------
that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expense under this Section or otherwise.

(c)      The rights to indemnification and to the advancement of expenses conferred in paragraphs 5(a) and (b) of this Section shall be contract rights.  If a claim under paragraph (a) or (b) of this Section is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advance of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the
Delaware General Corporation Law.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right of indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be the Corporation.

(d)      The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's
Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested Directors or otherwise.

(e)      The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or any Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

(f)      The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses (i) to any employee or agent of the Corporation or to any person serving at the request of the Corporation as an employee or agent of another Corporation to the fullest extent of the provisions of this Section with respect to indemnification and advancement of expenses of Directors and officers of the Corporation and (ii) Directors, officers, employees and agents of any Corporation absorbed in a consolidation or merger with the Corporation which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers and employees or agents.

Section 6.        The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the
Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders,

                                        MEETINGS OF THE BOARD OF DIRECTORS

Section 7.        The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 8.        The first meeting of each newly elected Board of Directors shall be held as soon as is practicable after each annual election of Directors at the same place at which regular meetings of the Board are held, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present.  Such meeting, however, may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of
Directors, or as shall be specified in a written waiver signed by all of the Directors.

Section 9.        Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 10.       Special meetings of the Board may be called by the Chairman of the Board, the President, or the
Secretary on two days' notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the Chairman of the Board, the President or the Secretary in like manner and on like notice on the written request of two Directors.

Section 11.       At all meetings of the Board of Directors, two-thirds of the Directors shall constitute a quorum for the transaction of business at such meeting and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors except as may be otherwise specifically provided by statute or by the Certificate of Incorporation.  If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 12.       Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the Minutes of proceedings of the Board or committee.

                                              COMMITTEES OF DIRECTORS

Section 13.       The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the Corporation.  The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 14.       A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide.  The Board of Directors shall have power to change the members of any committee at any time, to fill vacancies, and to discharge any committee, either with or without cause, at any time.

                                             COMPENSATION OF DIRECTORS

Section 15.       The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of
Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director.  No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                              NOMINATION OF DIRECTORS

Section 16.       Only persons who were nominated in accordance with the procedures set forth in this Section 16 shall be eligible for election as Directors.  Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by or at the direction of the Executive Committee of the Board of Directors
(or, in the absence of an Executive Committee, the Board of Directors) or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedure set forth in this Section 16.  Such nominations, other than those made by or at the direction of the Executive Committee of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation.
To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however,
                                                                                             --------  -------
that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.  Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder.  At the request of the Executive
Committee or the Board of Directors any person nominated by the Executive Committee or the Board of Directors for
election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.  No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in Section
16.  The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.  Nomination by stockholders holding a particular class of stock may be made only for Directors to be elected by such class.

ARTICLE IV

                                                      NOTICES

Section 1.        Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to
Directors may also be given by telegram.

Section 2.        Whenever any notice is required to be given under the provisions of the statutes or of the
Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

                                                     OFFICERS

Section 1.        The officers of the Corporation shall be chosen by the Board of Directors and shall be a
Chairman of the Board, a President, a Vice-President, a Secretary and a Treasurer.  The Board of Directors may
also choose additional Vice-Presidents, one or more Vice-Chairmen of the Board, and one or more Assistant
Secretaries and Assistant Treasurers.  Any number of offices may be held by the same person, unless the
Certificate of Incorporation or these By-Laws otherwise provide.

Section 2.        The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President, one or more Vice-Presidents, a Secretary and a Treasurer.

Section 3.        The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4.        The salaries of all officers and agents of the Corporation shall be fixed by the Board of
Directors.

Section 5.        The officers of the Corporation shall hold office until their successors are chosen and qualified.  Any officer elected or appointed by the Board of Directors may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                                             THE CHAIRMAN OF THE BOARD

Section 6.        The principal executive officer of the Corporation shall be the Chairman of the Board, and subject to the control of the Board of Directors, he shall supervise all affairs of the Corporation.  He shall, when present, preside at all meetings of the shareholders and of the Board of Directors.

                                                   THE PRESIDENT

Section 7.        The principal administrative officer of the Corporation shall be the President, who shall supervise the operations of the Corporation, with such duties as shall be assigned by the Board of Directors and by the Chairman of the Board.  In the absence of the Chairman of the Board, or in the event of his death, inability or refusal to act, the President shall perform the duties of the Chairman of the Board, subject to the control of the Board of Directors.  The President shall execute bonds, mortgages and other contracts requiring the seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of
Directors to some other officer or agent of the Corporation.

                                                THE VICE-PRESIDENTS

Section 8.        In the absence of the President or in the event of his inability or refusal to act, the
Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  The Vice-Presidents shall perform such other duties and have such other powers as the Board of
Directors may from time to time prescribe.

                                       THE SECRETARY AND ASSISTANT SECRETARY

Section 9.        The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a
book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of
Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be.  He shall have custody of the corporate seal of the Corporation and he, or an
Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 10.       The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                      THE TREASURER AND ASSISTANT TREASURERS

Section 11.       The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

Section 12.       He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 13.       If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of
Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 14.       The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order designated by the Board of Directors (or if there be no such designation, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

                                               CERTIFICATES Of STOCK

Section 1.        Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman or Vice-Chairman of the Board of Directors or the President or a
Vice-President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the
Corporation, certifying the number of shares owned by him in the Corporation.  If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation
Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the
Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2.        If a certificate is countersigned (1) by a Transfer Agent other than the Corporation or its employee, or, (2) by a Registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                                 LOST CERTIFICATES

Section 3.        The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of
Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.        Transfers of shares of the Capital Stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent of the Corporation, if any, and on surrender of the certificate or certificates for such shares properly endorsed.

                                                FIXING RECORD DATE

Section 5.        In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of
Directors may fix a new record date for the adjourned meeting.

                                              REGISTERED STOCKHOLDERS

Section 6.        The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

                                                GENERAL PROVISIONS

                                                     DIVIDENDS

Section 1.        Dividends upon the Capital Stock of the Corporation, subject to the provisions of applicable law and of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the Capital Stock, subject to the provisions of the Certificate of Incorporation.

Section 2.        Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserve to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve.

                                                 ANNUAL STATEMENT

Section 3.        The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

                                                      CHECKS

Section 4.        All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                                    FISCAL YEAR

Section 5.        The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                                       SEAL

Section 6.        The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE VIII

                                                    AMENDMENTS

Section 1.        These By-Laws may be altered, amended or repealed or new By-laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the
Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors, if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting; provided, however, that By-Laws shall not be adopted, altered, amended or repealed by the stockholders except, in addition to any other vote required by law, by the vote of the holders of not less than four-fifths of all classes of stock entitled to vote in the election of Directors; provided, further, that nothing in this section shall affect the right of stockholders to set qualifications for Directors as provided in Section 1 of Article NINTH of the Certificate of
Incorporation.